FEDERAL TRUST CORPORATION

ANNOUNCES TERMINATION OF NEGOTIATIONS WITH RESPECT TO PRIVATE RECAPITALIZATION TRANSACTION

Sanford, Florida (PR Newswire) September 29, 2008 — Federal Trust Corporation (AMEX: FDT) today announced that previously reported negotiations with an investor group based in New York and Florida have been terminated. Accordingly, Federal Trust is no longer subject to the exclusivity provisions of the letter of intent that had been entered into with the investor group, and may negotiate with other parties with respect to the acquisition of Federal Trust or an investment in Federal Trust.

Federal Trust Corporation is a unitary thrift holding company and is the parent company of Federal Trust Bank, a federally-chartered, FDIC-insured savings bank. Federal Trust Bank operates 11 full-service offices in Seminole, Orange, Volusia, Lake and Flagler Counties, Florida. The Company’s Executive and Administrative Offices are located in Sanford, in Seminole County, Florida.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Federal Trust Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Federal Trust Corporation’s financial performance and could cause actual results for fiscal 2008 and beyond to differ materially from those expressed or implied in such forward-looking statements. Federal Trust Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

For further information regarding Federal Trust Corporation, please read the reports Federal Trust Corporation files with the SEC that are available at www.sec.gov. Press Releases and other information about Federal Trust Corporation can be found on PR Newswire at http://www.prnewswire.com or at Federal Trust’s website at http://www.federaltrust.com.

Contact:	Dennis T. Ward	Gregory E. Smith
	President and Chief Executive Officer	Chief Financial Officer
	(407) 323-1833	(407) 323-1833